                                                                   Exhibit 4.3

                          CONVERTIBLE PROMISSORY NOTE
$5,000,000                                                        June 4, 1997
                                                            New York, New York

            FOR VALUE RECEIVED, DoubleClick Inc., a Delaware corporation (the "Maker"), promises to pay to the order of Bozell, Jacobs, Kenyon & Eckhardt, Inc., a Delaware corporation (the "Holder"), the principal amount of FIVE MILLION DOLLARS ($5,000,000) plus interest on such principal amount at the interest rate, in the manner and at the times set forth below.

      1. Interest Rate. The Maker hereby agrees to pay interest to the Holder in respect of the unpaid principal balance of this Note at a per annum rate equal to the "Federal Short-Term Rate" (as defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended from time to time, and as published from time to time by the Department of the Treasury, Internal Revenue Service in the Internal Revenue Bulletin) (the "Interest Rate"). Any change in the Interest Rate resulting from a change in the Federal Short-Term Rate shall be automatically effective on the effective date (rather than the publication date) of each such change in the Federal Short-Term Rate. Such interest shall accrue on the unpaid principal balance of this Note from and after the date hereof and shall be payable quarterly with the first quarterly interest payment due on September 30, 1997 and succeeding quarterly interest payments due on the last Business Day of each December, March, June and September thereafter (each an "Interest Payment Date"). All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) occurring in the period for which such interest is payable.

      2. Term. The term of this Note shall be three years from the date hereof. All unpaid principal, together with any and all accrued and unpaid interest, shall be due and payable on June___, 2000 (the "Maturity Date").

      3. Payment. Any payment hereunder shall be applied first to the payment of costs and charges of collection, if any, then to accrued interest, and the balance, if any, shall be then applied to reduction of principal. Principal and interest are payable only in lawful money of the United States of America.

      4. Late Payment. The Maker agrees that if for any reason it fails to pay any amount due at any Interest Payment Date, at the Maturity Date or upon the occurrence of an Event of Default, within five (5) business days after such date, the Holder shall be entitled to damages for the detriment caused thereby, the extent of which damages are extremely difficult and impractical to ascertain. The Maker therefore agrees to pay default interest on such delinquent amount at a per annum rate equal to the Federal Short Term Rate plus 1%.
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Acceptance of such default interest by the Holder shall in no event constitute a waiver of the Makers' default with respect to such overdue amount nor prevent the Holder from exercising any of the other rights and remedies granted hereunder. Acceptance by the Holder of any payment under this Note after the date that such payment is due shall not constitute a waiver of the right to declare a default as herein provided for any failure to so pay.

      5. Subordination. (a) The payment of principal of and interest under this
Note is subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the payment of all Senior Indebtedness. These subordination provisions are made for the benefit of all parties who, in reliance upon such provisions, are holders of, become holders of or continue to hold Senior Indebtedness, and they or any of them may proceed to enforce such provisions against the Holder without the necessity of joining the Maker as a party. The Holder and any transferee of the Note agree to confirm in writing to any holder of Senior Indebtedness or any prospective holder of Senior Indebtedness identified to the Holder or such transferee by the Company the subordination provisions set forth in this Section 5.

      (b) The term "Senior Indebtedness" as used herein means and includes indebtedness of the Maker, including interest and penalties thereon, for money borrowed by the Maker from any commercial lender or institutional investor, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or ranking pari passu with this Note.

      (c) In the event of any distribution of assets upon any dissolution, winding up, liquidation, or reorganization of the Maker (whether in bankruptcy, insolvency, or receivership proceedings), or upon any assignment for the benefit of creditors, all Senior Indebtedness shall first be paid in full before any payment shall be made by the Maker in respect of the principal of or interest then owed under this Note. Any such payment or distribution which, but for the provisions hereof, would be payable or deliverable in respect of the Note, shall be paid or delivered directly to the holders of Senior Indebtedness or their representatives, in the proportions in which they hold the same, until all Senior Indebtedness shall have been paid in full, and the Holder and any transferee of the Note by becoming a holder thereof shall be deemed to have designated and appointed each holder or holders of Senior Indebtedness (and their duly authorized representatives) as it agents and attorneys-in-fact to file any necessary proof of claim not otherwise filed.

      (d) During the periods specified below, no payment of principal, premium or interest on the Note shall be made by the Maker or accepted by the Holder who has received notice from a holder of Senior Indebtedness of a default under the terms of such Senior Indebtedness: (i) for a 180-day period commencing upon default in the payment of any principal or interest on the Senior Indebtedness held by such holder, but any such period shall end earlier upon payment or the curing or written waiver of the default or (ii) during any period which such holder of Senior Indebtedness is prosecuting judicial proceedings to collect any principal or interest on such Senior Indebtedness.


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      (e) If in violation of the terms of this subordination, any Holder or transferee of the Note receives payment before all Senior Indebtedness is paid in full, such payment shall be held in trust for and paid ratably to the holder of Senior Indebtedness or their representatives until all Senior Indebtedness shall have been paid in full.

      (f) Upon the payment in full of all Senior Indebtedness, the Holder or transferee of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Maker applicable to Senior Indebtedness. No such payments or distributions applicable to the Senior Indebtedness shall, as between the Maker, its creditors (other than holders of Senior Indebtedness) and the holder of the Note shall be deemed to be a payment by the Maker to or on account of the Note.

      6. Default/Acceleration. If any one or more of the following events shall occur (hereinafter called an "Event of Default"), namely: (i) the Maker shall become insolvent, or shall be unable to pay its debts as they mature; or shall admit in writing its inability to pay its debts as they mature; or shall make an assignment for the benefit of its creditors; or shall file or commence or have filed or commenced against it any proceeding for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors which is not dismissed or stayed within 60 days of the filing or commencement thereof, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned; (ii) the Maker shall dissolve, or otherwise wind-up its affairs; or (iii) the Maker shall enter into any transaction of merger or consolidation into or with another corporation, THEN, upon the occurrence of any such Event of Default, or upon the expiration of the term of this Note, the Holder at its election, and without presentment, demand, notice of any kind, all of which are expressly waived by the Maker, may declare the entire outstanding balance of principal and interest thereon immediately due and payable, together with all costs of collection, including attorneys' fees, or may exercise upon or enforce its rights, to the fullest extent permitted by applicable law.

      7. No Waiver By Holder. The acceptance by the Holder of any payment under this Note after the date such payment is due, or the failure to declare an Event of Default as herein provided, shall not constitute a waiver of any of the terms of this Note or the right to require the prompt payment when due of future or succeeding payments or to declare an Event of Default for any failure to so pay or for any other default.

      8. Attorney's Fees And Costs. In the event the Holder takes any action to enforce any provision of this Note, either through legal proceedings or otherwise, the Maker promises to immediately reimburse the Holder for reasonable attorneys' fees and all other costs and expenses so incurred. The Maker shall also reimburse Holder for all attorneys' fees and costs reasonably incurred in the representation of the Holder in any bankruptcy, insolvency, reorganization or other debtor-relief proceeding of or relating to the Maker, or for any action to enforce any judgment rendered hereon or relating to enforcement hereof.

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      9. Waivers. The Maker of this Note hereby waives diligence, demand, presentment, notice of non-payment, protest and notice of protest and expressly agrees that this Note, or any payment hereunder, may be renewed, modified or extended from time to time and at any time, all without in any way affecting its liability.

      10. Prepayment. (a) The Maker may voluntarily prepay this Note in whole or in part on any Prepayment Date without premium or penalty.

      (b) Following the receipt by the Maker of cash proceeds referred to in this subpart (b), the Maker shall prepay the principal amount of this Note in an amount equal to 30% of the cash proceeds to the Maker from any sale or issuance by the Maker of shares of its capital stock after the date hereof; provided, that prepayment under this subpart (b) shall only be required if the product of
(i) the price per share of capital stock paid in consideration of such sale or issuance and (ii) the number of shares of capital stock then outstanding on a fully-diluted basis (assuming conversion of all convertible shares and exercise of all options to purchase capital stock) is $70,000,000 or more. Any prepayment pursuant to this subpart (b) must take place on a Prepayment Date.

      (c) Following the date of any voluntary or involuntary liquidation, dissolution or winding-up or sale of substantially all the assets or capital stock of the Maker it shall prepay the principal amount of this Note in an amount equal to any assets which are available for distribution to its holders of capital stock to the extent such assets exceed $70,000,000. Any prepayment pursuant to this subpart (c) must take place on a Prepayment Date.

      (d) In no event shall the amount required to be prepaid under subparts (b) and (c) above exceed an amount equal to the sum of (i) unpaid principal and accrued and unpaid interest evidenced hereby and (ii) costs and charges payable hereunder.

      11. Conversion. (a) At any time prior to the Maturity Date, the unpaid principal balance of this Note shall be convertible, at the option of the Holder, and without payment of any additional consideration therefor, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the unpaid principal balance of this Note by the Conversion Price in effect at the time of such conversion. The "Conversion Price" shall initially be $3.208 and shall be subject to adjustment (in order to adjust the number of shares of Common Stock into which the unpaid principal balance of this Note is convertible) as hereinafter provided.

      (b) In order for the Holder to convert the unpaid principal balance of this Note into shares of Common Stock, the Holder must surrender this Note to the Maker, at the Maker's Notice Address, together with written notice that the Holder elects to convert the unpaid principal balance of this Note into Common Stock. Such notice shall state the Holder's name or the names of nominees as the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Maker, upon surrender, this Note shall be endorsed or accompanied by a written instrument or instruments of transfer,

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in form reasonably satisfactory to the Maker, duly executed by the Holder or its attorney duly authorized in writing. The date of receipt by the Maker of this Note and above-described notice shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. No fractional shares of Common Stock shall be issued upon conversion of the unpaid principal balance of this Note. The Maker shall, as soon as practicable, and no more than five Business Days, after the Conversion Date, issue and deliver to the Holder, or to its nominees, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with an amount of cash in lieu of any fraction of a share (to which the Holder would otherwise be entitled but for the preceding sentence) which shall be equal to the product of such fraction multiplied by the Conversion Price. If Common Stock is to be issued to a person other than the Holder, such person or the Holder shall pay all applicable stock transfer taxes.

      (c) The Maker shall at all times prior to the Maturity Date, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all this Note into Common Stock pursuant to this Section 11. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-existing par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Maker shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Maker may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

      (d) Upon surrender of this Note for conversion as herein provided, this Note shall no longer be deemed to be outstanding and all rights of the Holder with respect to this Note shall immediately cease and terminate at the close of business on the Conversion Date (except the right of the Holder to receive (i) shares of Common Stock in exchange therefor (ii) unpaid interest accrued prior to conversion and (iii) any costs and charges payable hereunder).

      (e) No adjustment shall be made in the Conversion Price as the result of the issuance of Additional Shares of Common Stock or otherwise, unless the consideration per share determined pursuant to subpart (h) of this Section 11 for an Additional Share of Common Stock issued or deemed to be issued by the Maker is less than the Conversion Price in effect on the date of, and immediately prior to, the issuance of such Additional Shares of Common Stock.

      (f) If the Maker at any time or from time to time shall issue any Options or Convertible Securities, or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, that Additional

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Shares of Common Stock shall not be deemed to have been issued unless the consideration per share determined pursuant to subpart (h) of this Section 11 of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                  (i) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Maker, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the right of conversion or exchange under such Convertible Securities.

                  (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if: (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Maker for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Maker upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Maker upon such conversion or exchange and (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Maker for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Maker for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Maker determined pursuant to subpart (h) of this Section 11 upon the issue of the Convertible Securities with respect to which such Options were actually exercised;


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                  (iv) no recomputation pursuant to the preceding clauses (ii)
            and (iii) shall have the effect of increasing the Conversion Price to an amount that exceeds the lower of (x) the Conversion Price on the original adjustment date with respect to the original issuance of such Options or Convertible Securities, or (y) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date with respect to the original issuance of such Options or Convertible Securities and such recomputation date;

                  (v) in the case of any Options which expire by their terms not more than thirty (30) days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (iii) above; and

                  (vi) if such record date have been fixed and such Options or
            Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subpart (f) as of the actual date of their issuance.

      (g) In the event the Maker at any time or from time to time after the date hereof shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall be deemed to have been issued: (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective. If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subpart (g) as of the time of actual payment of such dividend.

      (h) If the Maker shall issue Additional Shares of Common Stock, including Additional Shares of Common Stock deemed to be issued pursuant to subpart (f) of this Section 11, but excluding Additional Shares of Common Stock issued pursuant to subpart (g) of this Section 11, which event is dealt with in subpart (j) of this Section 11, without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issuer, then and in such event, such Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into


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which this Note is convertible, to a price (calculated to the nearest cent)
determined by multiplying such Conversion Price by a fraction (x) the numerator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options or Convertible Securities), plus (B) the number of shares of Common Stock which the aggregate consideration received by the Maker for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (y) the denominator of which shall be (A) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options or Convertible Securities), plus (B) the number of such Additional Shares of Common Stock so issued, provided that the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.001, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amounts so carried forward, shall aggregate $.001 or more.

      (i) For purposes of this subpart (i), the consideration received by the Maker for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i) Such consideration shall: (A) insofar as it consists of cash, be computed at the aggregate of cash received by the Maker, excluding amounts paid or payable for accrued interest or accrued dividends; (B) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Maker; and (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Maker for consideration which covers both, be the proportion of such consideration so received, computed as provided in the foregoing clauses (A) and (B), as determined in good faith by the Board of Directors of the Maker.

                  (ii) The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section subpart (f) of this Section 11, relating to Options and Convertible Securities, shall be determined by dividing:
            (A) the total amount, if any, received or receivable by the Maker as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Maker upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities and the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by (B) the maximum

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            number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

      (j) In the event the outstanding shares of Common Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Common Stock, and in the event that the Maker shall issue shares of Common Stock by way of stock dividend or other distribution to the holders of Common Stock, the Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

      (k) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 11, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that then would be received upon the conversion of this Note.

      (l) If at any time or from time to time there shall be a merger or consolidation of the Maker with or into another corporation, or the sale of all or substantially all of the assets of the Maker to any other corporation (collectively, an "Acquisition"), then, as a part of such Acquisition, provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the Maker, or of the successor corporation resulting from such Acquisition, to which a holder of Common Stock issuable upon conversion would have been entitled on such Acquisition. In any such case, appropriate adjustment (as determined by the Board of Directors of the Maker) shall be made in the application of the provisions of this Section 11 with respect to the rights and interest thereafter of the Holder after the Acquisition to the end that the provisions of this Section 11 (including adjustment of the Conversion Price then in effect and the number of shares acquirable upon conversion of this Note) shall be applicable after the Acquisition in as nearly equivalent a manner as may be practicable. The Holder upon the occurrence of an Acquisition, shall have the option of electing to exercise its rights under either this Section 11 or
Section 5, notice of which election shall be submitted in writing to the Maker at the Maker's Notice Address no later than five days before the effective date of such Acquisition.

      (m) In the event that there occurs any of the following events:

                  (i) the Maker declares a dividend (or any other distribution)
            on its Common Stock payable in Common Stock or other securities of the Maker;

                  (ii) the Maker subdivides or combines its outstanding shares of Common Stock;

                  (iii) there occurs or is proposed to occur any
            reclassification of the Common Stock of the Maker (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Maker into or with another corporation, or of the sale of all or substantially all of the assets of the Maker; or

                  (iv) the involuntary or voluntary liquidation, dissolution, or winding-up of the Maker.

then the Maker shall cause to be mailed to the Holder, at the Holder's Notice Office, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating the following information:

            (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision, or combination are to be determined, or

            (B) the date on which such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, liquidation, dissolution, or winding-up.

      (n) The Maker will not, by amendment of its Certification of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker but will at all times in good faith assist in the carrying out of all the provisions of this Section 11 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

      (o) All shares of Common Stock received upon the conversion of this Note shall be deemed "Group B Shares" under the Stockholders Agreement dated as of June ___, 1997, among the Maker, the Holder and the stockholders of the Maker party thereto (the "Stockholders Agreement"). If this Note is held by a party other than the original Holder, no conversion of this Note into Common Stock shall be effective until such party delivers to the Maker a written acknowledgement and agreement in form and substance reasonably satisfactory to the Maker that any shares of Common Stock of the Maker received upon the conversion of this Note shall be deemed "Group B Shares" and that such party shall be deemed a "Group B Stockholder" under the Stockholders Agreement.

      12. Cancellation of Note. Upon the consummation of a Liquidation Event (as defined in the Maker's Amended and Restated Certificate of Incorporation) with a Liquidation Event Value (as defined in the Maker's Amended and Restated Certificate of Incorporation) of less than $70,000,000, this Note shall be immediately cancelled and all of Maker's obligations hereunder extinguished.

      13. Defined Terms. As used in this Note the following terms shall have the following meanings (such meanings equally applicable to both the singular and the plural forms of the terms so defined):

            "Additional Shares of Common Stock" means, for purposes of Section 11 of this Note, all shares of Common Stock issued (or, pursuant to subpart (f) of Section 11 of this Note, deemed to be issued) by the Maker after the date hereof, other than shares of Common Stock issued or issuable: (A) upon conversion of shares of this Note; (B) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (C) upon the exercise of options to employees, officers or directors excluded from the definition of "Option" hereunder; or (D) upon the exercise, at any time from and after the date hereof, of Options granted or issued on or before the date hereof.

            "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

            "Common Stock" shall mean the Common Stock of the Maker, par value $.001.

            "Common Stock Deemed Outstanding" means, for purposes of Section 11 of this Note, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock issuable at such time upon conversion of this Note, and any other Convertible Securities then outstanding, plus the number of shares of Common Stock issuable at any time upon the exercise of all then outstanding Options.


            "Conversion Date" shall have the meaning provided in Section 1l(b) of this Note.

            "Conversion Price" shall have the meaning provided in Section 11 of this Note.

            "Convertible Securities" means, for purposes of Section 11 of this Note, any evidences of indebtedness, shares (other than Common Stock), or other securities directly or indirectly convertible into or exchangeable for Common Stock.

            "Event of Default" shall have the meaning provided in Section 6 of this Note.

            "Federal Short Term Rate" shall have the meaning provided in Section 1 of this Note.

            "Holder" shall have the meaning provided in the first paragraph of this Note.

            "Holder's Notice Address" shall mean the following address or such other address as the Holder may from time to time designate in a written notice to the Maker at the Maker's Notice Address:

                  Bozell, Jacobs, Kenyon & Eckhardt, Inc.
                  40 West 23rd Street
                  New York, New York 10010
                  Attention: Valentine Zammit

            "Interest Payment Date" shall have the meaning provided in Section 1 of this Note.

            "Interest Rate" shall have the meaning provided in Section 1 of this Note.

            "Maker" shall have the meaning provided in the first paragraph of this Note.

            "Maker's Notice Address" shall mean the address of the Maker set forth opposite the Maker's signature line at the end of this Note or such other address as the Maker may from time to time designate in a written notice to the Holder at the Holder's Notice Address.

            "Maturity Date" shall have the meaning provided in Section 2 of this Note.

            "Notice of Prepayment" shall mean prior written notice of any prepayment to be made under subpart (a), (b) or (c) hereof which is mailed, delivered by hand or delivered by overnight courier to the Holder at the Holder's Notice Address. If mailed, a Notice of Prepayment shall be deemed to have been given 3 Business Days after it is deposited in the mails, certified, return receipt requested. If sent by overnight courier, a Notice of Prepayment shall be deemed to have been given one Business Day following its delivery to such overnight courier service. If hand delivered, a Notice of Prepayment shall be deemed to have been given when delivered. A Notice of Prepayment shall specify (i) the Prepayment Date on which such prepayment is to be made, (ii) the amount of such prepayment, (iii) whether such prepayment is being made pursuant to subpart (a), (b) or (c) hereof and (iv) with respect to any prepayment pursuant to subpart (b) or (c) hereof, in reasonable detail, the facts giving rise to such prepayment.

            "Option" means, for purposes of Section 11 of this Note, any outstanding right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible

Securities excluding rights, warrants and options granted on or after the date hereof, to employees, officers, directors or consultants of the Maker or any subsidiary thereof pursuant to any stock option plan or agreement adopted by the Board of Directors of the Maker.

            "Prepayment Date" shall mean any Business Day on which the Maker makes a prepayment of all or any portion of this Note which shall be not less than 10 and not more than 30 Business Days after the giving of a Notice of Prepayment in connection therewith (excluding the date on such Notice of Prepayment is given).

            "Senior Indebtedness" shall have the meaning provided in Section 5(b) of this Note.

      14. Right of Set-Off. This Note is made pursuant to the Agreement and Plan of Merger dated as of May 14, 1997 (the "Merger Agreement") by and among (i) the Maker, (ii) DoubleClick Acquisition Corp., a Delaware corporation, (iii) the Holder, each holder of shares of Class C Common Stock of the Maker and each other holder of capital stock of the Maker listed on the signature pages of the Merger Agreement, and (iv) each of Bain Capital Fund V, L.P., a Delaware limited partnership, Bain Capital Fund V-B, L.P., a Delaware limited partnership, BCIP Associates, a Delaware general partnership, BCIP Trust Associates, L.P., a Delaware limited partnership, Brookside Capital Partners Fund, L.P., a Delaware limited partnership, Greylock Equity Limited Partnership, a Delaware limited partnership, Greylock IX Limited Partnership, a Delaware limited partnership and ABS Capital Partners II, L.P., a Delaware limited partnership, and is subject to all rights the Maker has to set-off and withholding as set forth in Section 9.12 of the Merger Agreement. Any transferee of the Note or Common Stock issuable upon conversion thereof shall be bound by the obligations of the Holder set forth in Section 9.12 of the Merger Agreement.

      15. Miscellaneous. The terms of this Note shall inure to the benefit of and bind the parties hereto and their successors and assigns. The obligations of this Note shall not be assignable by the Maker except to an affiliate of the Maker with the prior written consent of the Holder.

      16. Governing Law. This Note shall be governed by and construed under the laws of the State of New York, without regard to the conflict of laws rules thereof.

                                          DOUBLECLICK INC.


DoubleClick Inc.                          By:
41 Madison Avenue                             /s/ Kevin O'Connor
32nd Floor                                    --------------------
New York, New York 10010                      Name: Kevin O'Connor
Attention: President                          Title:  CEO